================================================================================
     As filed with the Securities and Exchange Commission on March __, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                                ---------------

                              Sony Kabushiki Kaisha

             (Exact name of registrant as specified in its charter)

                                Sony Corporation

                 (Translation of Registrant's name into English)

              Japan                                          N/A
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                         c/o 7-35, Kitashingawa 6-chome
                                   Shingawa-ku
                                 Tokyo 141-0001
                                      Japan
                    (Address of principal executive offices)

                The First Series of Stock Acquisition Rights for
                   Shares of Common Stock of Sony Corporation

                The Third Series of Stock Acquisition Rights for
                   Shares of Common Stock of Sony Corporation
                            (Full title of the plans)

                           Sony Corporation of America
                         550 Madison Avenue, 33rd Floor
                          New York, New York 10022-3211
                                 c/o Ann Dustman
                                  212-833-6849
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================

========================================================================================================================
     Name of Plan      Title of          Amount to be       Proposed Maximum    Proposed Maximum     Amount of
                       Securities to be  Registered(1)      Offering Price Per  Aggregate Offering   Registration Fee(2)
                       Registered                           Share(2)            Price(2)
------------------------------------------------------------------------------------------------------------------------
First Series of Stock   Common Stock (3)       107,200          (Y) 5,396        (Y) 578,451,200         $389.77
Acquisition Rights for                                           ($44.943)           ($4,817,920)
Shares of Common Stock
of Sony Corporation
------------------------------------------------------------------------------------------------------------------------
Third Series of Stock   Common Stock (3)     1,447,500             $36.57            $52,935,075        $4282.45
Acquisition Rights for
Shares of Common Stock
of Sony Corporation
------------------------------------------------------------------------------------------------------------------------
                        Total                                   N/A                                     $4672.22
------------------------------------------------------------------------------------------------------------------------

(1) Consists of shares of common stock (the "Common Stock") of Sony Corporation (the "Registrant") to be issued upon the exercise of stock acquisition rights granted pursuant to the First Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation (the "Sony Japan Plan") and the Third Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation (collectively, the "Plans"). Such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Plans are also registered hereby.

(2) The Proposed Maximum Offering Price per Share of Common Stock has been calculated pursuant to Rule 457(h) under the Securities Act based on the respective prices at which such options may be exercised. With respect to options issued under the Sony Japan Plan, the exercise prices were expressed in Japanese yen and converted to U.S. dollars based on the New York foreign exchange mid-range rate of (Y) 1 = $0.008329 as quoted on March 26, 2003 by Reuters and other sources and published in the Wall Street Journal on March 27, 2003.


(3) American Depositary Receipts issuable upon the deposit of the Common Stock registered hereby have been or will be registered under a separate registration statement on Form F-6. Each American Depositary Receipt will represent one share of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2002 (No. 001-06439) filed by the Registrant with the Commission on June 28, 2002, including the description of the Common Stock of the Registrant contained under the caption "Capital Stock" under "Additional Information" in such Annual Report; and

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 28, 2002.

         In addition, all of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Articles 254 and 280 of the Commercial Code of Japan make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between the Registrant and its directors and statutory auditors, respectively.

         Section 10, among other things, provides in effect that:

         (a) If a director or a statutory auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company.

         (b) If a director or a statutory auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

         (c) If a director or statutory auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1 Allocation Agreement (including Terms and Conditions) for The First Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation (English translation thereof)

         4.2 Allocation Agreement (including Terms and Conditions) for The Third Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation

         4.3 Articles of Incorporation of the Registrant, as amended (English translation thereof) (filed as an exhibit to the Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2002 (No. 001-06439) and incorporated herein by reference)

         4.4 Regulations of the Board of Directors of the Registrant, as amended (English translation thereof), (filed as an exhibit to the Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2000 (No. 001-06439) and incorporated herein by reference)

         5.1 Opinion of Nagashima Ohno & Tsunematsu, counsel to the Registrant, as to the legality of the Common Stock being registered

         23.1 Consent of PricewaterhouseCoopers

         23.2 Consent of Nagashima Ohno & Tsunematsu, counsel to the Registrant (included in Exhibit 5.1)

         24.1 Power of Attorney (included on signature pages)

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Sony Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Japan on the 28th day of March, 2003.

                                           SONY CORPORATION

                                           By: /s/ Yasunori Kirihara
                                               ---------------------
                                               Yasunori Kirihara
                                               Senior General Manager
                                               Global Organization & HR Strategy


                                POWER OF ATTORNEY

                  We, the undersigned directors and officers of Sony Corporation (the "Company"), do hereby severally constitute and appoint Teruhisa Tokunaka, Yasunori Kirihara and Mary Jo Green each our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement of the Company on Form S-8 including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of the them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on the 28th day of March, 2003.

Name                          Title
----                          -----

/s/ Nobuyuki Idei             Representative Director, Chairman and Chief
-------------------------     Executive Officer
Nobuyuki Idei



/s/ Kunitake Ando             Representative Director, President and Chief
-------------------------     Operating Officer
Kunitake Ando



/s/ Teruhisa Tokunaka         Representative  Director,  Executive Deputy
-------------------------     President and Chief Financial Officer
Teruhisa Tokunaka



/s/ Minoru Morio              Director, Vice Chairman
-------------------------
Minoru Morio


/s/ Teruo Masaki              Director, Corporate Senior Executive Vice
-------------------------     President and Group General Counsel
Teruo Masaki



/s/ Howard Stringer           Director
-------------------------
Howard Stringer



/s/ Ken Kutaragi              Director
-------------------------
Ken Kutaragi



/s/ Iwao Nakatani             Director
-------------------------
Iwao Nakatani



/s/ Goran Lindahl             Director
-------------------------
Goran Lindahl



-------------------------     Director
Akishige Okada



/s/ Mary Jo Green             Authorized U.S. Representative
-------------------------
Mary Jo Green

                                  EXHIBIT INDEX

                                                                                                  Sequentially Numbered
Exhibit No.                       Description                      Method of Filing                   Page Location
----------------------- -------------------------------- -------------------------------------- --------------------------
4.1                     Allocation Agreement             Filed herewith
                        (including Terms and
                        Conditions) for The First
                        Series of Stock Acquisition
                        Rights for Shares of Common
                        Stock of Sony Corporation
                        (English translation thereof)

4.2                     Allocation Agreement             Filed herewith
                        (including Terms and
                        Conditions) for The Third
                        Series of Stock Acquisition
                        Rights for Shares of Common
                        Stock of Sony Corporation

4.3                     Articles of Incorporation of     Filed as an exhibit to the                        --
                        the Registrant, as amended       Registrant's Annual Report on Form
                        (English translation thereof)    20-F for the fiscal year ended March
                                                         31, 2002 (No. 001-06439) and
                                                         incorporated herein by reference

4.4                     Regulations of the Board of      Filed as an exhibit to the                        --
                        Directors of the Registrant,     Registrant's Annual Report on Form
                        as amended (English              20-F for the fiscal year ended March
                        translation thereof)             31, 2000 (No. 001-06439) and
                                                         incorporated herein by reference

5.1                     Opinion of Nagashima Ohno &      Filed herewith
                        Tsunematsu, counsel to the
                        Registrant, as to the legality
                        of the common stock being
                        registered hereby

23.1                    Consent of                       Filed herewith
                        PricewaterhouseCoopers

23.2                    Consent of Nagashima Ohno &      Included in Exhibit 5.1                           --
                        Tsunematsu, counsel to the
                        Registrant

24.1                    Power of Attorney                Included on Signature Pages                       --
